Aurora Achieves Product Milestone: Demonstrates Autonomous Vehicles Safely Navigating On-Road System Issues

Q2 product update enables Aurora Driver to detect and safely respond to issues without the aid of a vehicle operator

Safety at Scale
Deployi urora's
Fault Manag nent System
Aurora

DALLAS – July 14, 2022 – At the end of Q2, Aurora Innovation, Inc. (NASDAQ: AUR) delivered its Beta 3.0 product update and demonstrated its Fault Management System – specifically the Aurora Driver’s ability to detect system issues and respond by safely pulling over to the side of the road without any human involvement. A reliable Fault Management System is essential for safely operating autonomous vehicle fleets for commercial customers and enabling broad commercialization.

Earlier this year, Aurora committed to demonstrating its Fault Management System in Q3. With this update, the company achieved its milestone a quarter ahead of schedule and implemented it on Aurora-powered trucks operating on public roads at highway speeds.

“Any of a number of factors, from blown tires to damaged sensors, can compromise a vehicle while on the road,” stated Sterling Anderson, Aurora Co-Founder and Chief Product Officer. “Safely detecting and responding to those issues is essential for a reliable self-driving product operating at scale. Our Fault Management System lays the groundwork for safe autonomous operations without vehicle operators, chase vehicles, or remote human fallback systems.”

Aurora’s Fault Management System
Aurora’s Fault Management System is designed to actively monitor the health of the vehicle, including the self-driving software, sensors, and on-board computer. When it detects an issue, the Fault Management System will intervene – navigating the vehicle to a safe stopping location from which the issue can be addressed. This is a critical capability for removing vehicle operators, meeting the rigorous requirements of Aurora’s Safety Case Framework, and ultimately scaling its autonomous vehicle fleets broadly.

To demonstrate this system on public roads, engineers introduced artificial faults that the Aurora Driver interpreted as sensor damage. The Aurora Driver responded by activating the autonomous vehicle’s hazard lights, reducing its speed, and safely pulling over to the side of the road.

As with other elements of the Aurora Driver, the Fault Management System was developed and extensively tested first in Aurora’s Virtual Testing Suite, enabling safer, more rapid implementation in the real world. As Aurora prepares to launch its commercial products, this Fault Management System architecture will advance to recognize and respond to additional system issues while on the road.

“Ensuring our autonomous vehicles are safe, even when system issues occur, is a key component of completing our Safety Case Framework,” said Nat Beuse, Vice President of Safety for Aurora. “This is an important step toward removing vehicle operators and commercially deploying driverless vehicles.”

Aurora Driver Beta 3.0 Product Update
The demonstration of the Fault Management System complements Aurora’s release of its Beta 3.0 product update. This update focuses on end-to-end autonomous operations between Aurora’s terminals that help further advance the Aurora Driver toward commercial readiness, including navigating complicated surface streets between terminals and highways.

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Cautionary Statement Regarding Forward-Looking Statements
This Press Release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited, to those statements around product development and commercialization efforts. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

About Aurora
Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly to make transportation safer, increasingly accessible, and more reliable and efficient than ever before. The Aurora Driver is a self-driving system designed to operate multiple vehicle types, from freight-hauling semi-trucks to ride-hailing passenger vehicles, and underpins Aurora Horizon and Aurora Connect, its driver-as-a-service products for trucking and ride-hailing. Aurora is partnered with industry leaders across the transportation ecosystem, including Toyota, FedEx, Volvo Trucks, PACCAR, Uber, Uber Freight, U.S. Xpress, Werner, and Covenant. To learn more, visit aurora.tech.